Exhibit 99.1

CYVERA LTD.
CONSOLIDATED BALANCE SHEET

	March 31, 2014	December 31, 2013
	(Unaudited)	(Audited)
	U.S. dollars	U.S. dollars
Assets
CURRENT ASSETS:
Cash and cash equivalents	7,400,443	8,675,156
Accounts receivables - trade	108,011	219,898
Accounts receivables - other	59,795	51,008
TOTAL CURRENT ASSETS	7,568,249	8,946,062
LONG-TERM ASSETS
Security deposits	60,871	60,871
PROPERTY AND EQUIPMENT, NET	282,112	218,597
	342,983	279,468
TOTAL ASSETS	7,911,232	9,225,530
Liabilities and shareholders' equity
CURRENT LIABILITIES:
Accounts payable and accruals:
Trade payables	201,472	70,816
Employee related payables	484,932	394,008
Other account payables	6,228,461	16,700
Deferred revenues	314,007	186,674
TOTAL CURRENT LIABILITIES	7,228,872	668,198
COMMITMENTS AND CONTINGENT LIABILITIES (note 4)
SHAREHOLDERS' EQUITY:
Ordinary Shares of NIS 0.10 par value; 8,789,444 shares authorized as of March 31, 2014 and December 31, 2013, 2,689,225 and 2,681,378 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively.	73,068	72,845
Series A Preferred Shares of NIS 0.10 par value; authorized, issued and outstanding – 1,100,200 shares as of March 31, 2014 and December 31, 2013.	28,081	28,081
Series B Preferred Shares of NIS 0.10 par value; authorized, issued and outstanding –2,046,276 shares as of March 31, 2014 and December 31, 2013.	57,589	57,589
Notes receivable for shares issued	—	(55,405)
Additional paid-in capital	16,471,807	16,209,015
Accumulated deficit	(15,948,185)	(7,754,793)
TOTAL SHAREHOLDERS' EQUITY	682,360	8,557,332
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	7,911,232	9,225,530

The accompanying notes are an integral part of the financial statements.

CYVERA LTD.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2014	2013
	U.S. dollars
REVENUES	56,920	12,367
COST OF REVENUES	52,597	4,930
GROSS PROFIT	4,323	7,437
OPERATING COSTS AND EXPENSES:
Research and development	729,704	239,757
Sales and Marketing	628,666	34,474
General and administrative	6,852,692	82,255
TOTAL OPERATING EXPENSES	8,211,062	356,486
OPERATING LOSS	(8,206,739)	(349,049)
FINANCIAL INCOME	13,347	16,813
LOSS BEFORE TAXES ON INCOME	(8,193,392)	(332,236)
TAXES ON INCOME	—	—
LOSS FOR THE PERIOD	(8,193,392)	(332,236)

The accompanying notes are an integral part of the financial statements.

CYVERA LTD.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2014	2013
	U.S. dollars
CASH FLOWS FROM OPERATING ACTIVITIES:
Loss for the period	(8,193,392)	(332,236)
Stock based compensation expenses	255,953	—
Depreciation and amortization	26,447	6,617
Changes in operating asset and liability items:
Increase in accounts receivables -trade	111,887	(18,406)
Increase in accounts receivables - other	(8,787)	(10,054)
Increase in accounts payable - trade	130,656	8,624
Increase in accounts payable - other	6,302,685	110,386
Increase in deferred revenues	127,333	37,590
Net cash used in operating activities	(1,247,218)	(197,479)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(89,962)	(30,566)
Net cash used in investing activities	(89,962)	(30,566)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note receivable	55,405	—
Proceeds from option exercises	7,062	—
Net cash provided by financing activities	62,467	—
INCREASE IN CASH AND CASH EQUIVALENTS	(1,274,713)	(228,045)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	8,675,156	1,641,978
CASH AND CASH EQUIVALENTS AT END OF PERIOD	7,400,443	1,413,933
.
The accompanying notes are an integral part of the financial statements.

CYVERA LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - GENERAL:

a.
Cyvera Ltd. was incorporated in Israel on June 5, 2011 and commenced operations on that date. Cyvera Inc. (the “US Subsidiary”) was incorporated as a Delaware corporation in the United States on June 18, 2013 as a wholly owned subsidiary of the Company.

b.
Cyvera Ltd. and the US Subsidiary (collectively the “Group” or the "Company") is a technology Group engaged in the development, design and sale of, among others, cyber defense solutions that protect organizations from sophisticated targeted cyber attacks (AKA Advanced Persistent Threats, or APTs) and mass attacks.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

The condensed consolidated financial statements are not audited but in the opinion of management reflect all adjustments that are of a normal recurring nature and that are considered necessary for a fair statement of the results of the periods presented. Certain information and disclosures normally included in audited financial statements have been omitted in these condensed consolidated financial statements. Because the condensed consolidated financial statements do not include all of the information and disclosures required by U.S. GAAP for annual financial statements, they should be read in conjunction with the audited financial statements and notes. The results for the three months ended March 31, 2014 are not necessarily indicative of a full fiscal year’s results.

NOTE 3 - LIABILITY FOR SEVERANCE PAY

Israeli labor law generally requires payment of severance pay upon dismissal of an employee or upon termination of employment in certain other circumstances. Pursuant to section 14 of the Severance Compensation Act, 1963 ("Section 14"), all the Company's employees are entitled to monthly deposits, at a rate of 8.33% of their monthly salary, made in their name with insurance companies. The Company's severance pay liability to its employees is fully covered by purchase of insurance policies.

Payments in accordance with Section 14 relieve the Company from any future severance payments in respect of those employees and as such the Company may only utilize the insurance policies for the purpose of disbursement of severance pay.

NOTE 4 - COMMITMENTS AND CONTINGENT LIABILITIES

a.
In July 2011 the Company entered into a lease agreement for the premises it used for a period of 12 months. The agreement was extended and modified through February 2012 and October 2012. In April 2013 the Company entered into a lease agreement for the premises it uses for a period of 12 months, starting from May 15, 2013, with an option by the Company to extend it for additional 16 months. On January 27, 2014 the Company leased additional space and amended its Israeli office lease agreement, which amendment became effective as of February 1st, 2014, for a 12-month period (until January 31, 2015), with an option for the company to extend the lease period for an additional 8-month period.

In November 2013, the US Subsidiary entered into a short term lease agreement with no material lease commitments.

The lease expenses of the Group for the three months ended March 31, 2014, were approximately $29,000. The estimated future minimum lease payments for the remainder of 2014 under the abovementioned leases, are approximately $66,000.

b.
On November 25, 2013, each of the U.S. Subsidiary and one of its employees received a letter from employee’s former employer claiming that the employee and the U.S. Subsidiary were in breach of the employee’s employment contract and proprietary information and invention agreement with the former employer . Specifically that the employee contacted at least one of the former employer's customers, on behalf of the U.S. Subsidiary, while revealing that his knowledge of the customer's specific security needs was made through his dealings with that specific customer in the course of his employment with the former employer. A response by U.S. Subsidiary's legal counsel was sent to the former employer on November 27, 2013, in which the U.S. Subsidiary denied any unlawful conduct on its part or on employee's part. Management does not believe that this claim can result in a material loss to the Company. Accordingly, no provision was recorded in connection with that matter.

c.
On February 14, 2014, the US Subsidiary received a demand letter from counsel to former employee, threatening litigation in connection with the termination of employee's employment on the basis of the following alleged theories: wrongful termination, breach of contract, breach of the covenant of good faith and fair dealing, fraud and violation of California Labor Code Section 970. A response from the US Subsidiary's legal counsel was provided to the former employee's counsel, on March 6, 2014, in which the US Subsidiary’s legal counsel rejected the former employee's claims and denied any unlawful conduct on the part of the US Subsidiary. On June 3, 2014, the former employee submitted a Complaint for Damages and Demand for Jury Trial with the State of California Superior Court, in the county of San Francisco, against Palo Alto Networks, Inc. and Cyvera, Inc. At this stage in the litigation Management does not believe that a loss is probable and is unable to estimate a possible loss or range of possible loss.

NOTE 5 - SHAREHOLDERS’ EQUITY:

a.	Changes in shareholders' equity

Upon inception and until December 31, 2012, the Company issued 3,745,880 Ordinary Shares of the Company par value of NIS 0.10 each, and 1,100,200 preferred A shares of the Company par value of NIS 0.10 each (out of them 3,000,000 Ordinary Shares were issued to the Company's founders), for a total consideration of $600,000 and $1,500,000, respectively.

On June 11, 2013, the Company entered into a share purchase agreement with certain shareholders and certain investors. Under this agreement, the Company issued to the investors 689,673 shares of the Company's Series B Preferred Shares par value of NIS 0.10 each. for a total consideration of $3,562,500. In addition the shareholders and investors have committed, upon the achievement of the milestone defined in the agreement, to invest an additional $3,562,500 in consideration for the issuance of additional 689,673 shares of the Company's Series B Preferred Shares par value of NIS 0.10 each.

On July 31, 2013, the Company entered into a joinder to the Series B Agreement with a strategic investor. Under this agreement, the Company issued to the strategic investor 278,289 shares of the Company's Series B Preferred Shares par value of NIS 0.10 each, for a total consideration of $1,437,502. In addition the strategic investor has committed, upon the achievement of the milestone defined in the agreement, to invest additional $1,437,502 in consideration for the issuance of additional 278,289 shares of the Company's Series B Preferred Shares par value of NIS 0.10 each.

The milestone conditions set in the Series B Agreement were met during the last quarter of 2013 and the 967,962 shares were issued on December 3, 2013 for a total consideration of $5,000,002.

In connection with the Series B Agreement, the Company has converted 110,352 ordinary shares of its founders into Series B preferred shares par value of NIS 0.10 each. These converted shares were sold to certain investors as part of the Series B Agreement.

On January 24, 2013 and June 30, 2013 the Company purchased, for no consideration an aggregate amount of 954,150 Ordinary Shares from one of its shareholders.

On February 1, 2014, the Company entered into a Term Sheet with Palo Alto Networks, Inc. pursuant to which Palo Alto Networks, Inc. conveyed its intent to enter into a transaction for the acquisition of the entire share capital of the Company. On March 22, 2014, the Company and its shareholders and additional parties on behalf of the shareholders entered into a Share Purchase Agreement with Palo Alto Networks, Inc. and Palo Alto Networks Holding B.V. (“Buyer”) pursuant to which the entire share capital of the Company will be purchased by Buyer at closing (the “Acquisition”). On April 9, 2014, the closing of the Acquisition was consummated and the entire share capital of the Company was purchased by Buyer.

b.Rights attached to shares:

1)	Ordinary Shares

The rights, preference, privileges and restrictions granted to and imposed on the Ordinary Shares are as follows:

Voting rights

Each holder of one (1) Ordinary Share shall have the right for one vote in respect of such share at the general meeting of the shareholders of the Company.

Dividends

See note 5b(2) below.

Liquidation

See note 5b(2) below.

2)	Preferred Shares

The Preferred Shares shall have all the rights and privileges of the Ordinary Shares. In addition, each preferred share shall entitle its holder to the additional preferences and rights as set below:

Voting rights

The holders of Preferred Shares are entitled to vote, together with the holders of Ordinary Shares, on all matters submitted to shareholders for a vote. Each holder of Preferred Shares is entitled to the number of votes in respect of such shares equal to the number of Ordinary Shares into which each such Preferred Share held by it is convertible into at the time of such vote. The holders of Preferred Shares are entitled to certain veto rights as set forth in the Company’s Articles of Association.

Conversion

Each Preferred Share of the Company is convertible, at any time and at the option of the holder thereof, into such number of Ordinary Shares in accordance with the then in effect conversion ratio. As of the date hereof, the current conversion price per each Preferred Share of the Company is equal to the original issue price of such Preferred Share.

Each Preferred Share shall be automatically converted into such number of Ordinary Shares into which such Preferred Shares are convertible at the then effective conversion ratio, at the time of prior to (i) the closing of firmly underwritten public offering of ordinary shares of the Company yielding at least $30 million and reflecting a price per share not less than five times the Series B Preferred Share original issue price (as may be adjusted) or (ii) the election of the holders of 66% of the Preferred Shares (on an as converted basis and voting together as a single class).

Liquidation

Upon the occurrence of a liquidation or a deemed liquidation (as defined in the Company's Articles of Association) the holders of Preferred Shares shall participate with the Ordinary Shares on a pro-rata and as converted basis in any distribution, provided that if such distribution results in the holders of Preferred Shares receiving less than their purchase price plus an amount equal to any declared but unpaid dividends less any amount previously distributed to any such holders (collectively, the "Preference Amount") the holders of the Preferred Shares will be entitled to receive the full Preference Amount, ratably among the holders of Preferred A Shares and Preferred B Shares, in preference to the distribution to the holders of the Ordinary Shares.

Dividends

Dividends on each Preferred Share shall accrue cumulatively until paid at the rate of eight percent (8%) per annum (the "Dividend Preference Amount") and such Dividend Preference Amount shall be paid prior to the distribution of any dividends to the holders of Ordinary Shares, ratably among the holders of Preferred A Shares and Preferred B Shares. Following distribution of the Dividend Preference Amount, the holders of Preferred Shares shall be entitled to participate on a pro-rata and as converted basis in any distribution to the holders of Ordinary Shares.

c.	Stock option plan

In June 2013, the Company adopted its 2013 Share Incentive Plan (the “Plan”). The Plan facilitates the grant of options to purchase the Company’s ordinary shares to the employees, officers, directors, consultants and advisors of the Company and the U.S. Subsidiary. The current reserved pool under the Plan is 654,920 ordinary shares.

The Plan provides that options granted to the Company’s employees, directors, officers consultants and advisors who are not controlling shareholders and who are considered Israeli residents are intended to qualify for special tax treatment under the “capital gain track” provisions of Section 102(b)(2) of the Israeli Income Tax Ordinance (the “Ordinance”). Israeli non-employee, consultants, advisors and controlling shareholders may only be granted options under Section 3(i) of the Ordinance, which does not provide for similar tax benefits.

Options awarded under the Plan, generally vest and become exercisable according to the following schedule: 25% on the first anniversary of the date on which the option is granted and the rest in 36 equal monthly installments unless otherwise stated in the applicable option agreement. Any option not exercised within seven years from the grant date or within three months from termination of employment will expire, unless determined otherwise by the board of directors. Each option can be exercised to purchase one share of Ordinary Shares of NIS 0.1 par value of the Company.

A summary of the stock option activity for the three months ended March 31, 2014 is as follows:

	Three Months Ended March 31, 2014
	Number	Per Share Exercise Price	Weighted average exercise price (in USD)
Balance - December 31, 2013	427,303	$0.78 - $5.17	$0.98
Changes during the year:
Granted	56,758	0.90	0.90
Exercised	(7,847)	0.90	0.90
Forfeited	(37,540)	0.90	0.90
Balance - March 31, 2014	438,674	$0.78 - $5.17	$0.98

A summary of options exercisable at March 31, 2014 is as follows:

	Number of Shares	Per Share Exercise Price	Weighted average exercise price
Options exercisable at March 31, 2014	53,803	$0.90 - $5.17	$1.07

The following table summarizes information about stock options outstanding at March 31, 2014:

	Options Outstanding			Options Exercisable
Exercise Prices	Number Outstanding at March 31, 2014	Weighted-Average Remaining Contractual Life in Years	Weighted-Average Exercise Price	Number Exerciseable at March 31, 2014	Weighted-Average Exercise Price
$0.78 - $5.17	438,674	6.69	$1.07	53,803	$1.07
Aggregate intrinsic value	$11,647,486			1,289,184

The Company used the Black-Scholes option-pricing model to determine the fair value of grants made in 2013 and in the period ended March 31, 2014. The following assumptions were applied in determining the compensation cost:

Three Months Ended March 31, 2014
Risk‑free interest rates range	1.11% - 2.17%
Expected term (in years)	4.38 - 7.00
Volatility	77.4%
Dividend yield	0%
Weighted average grant date fair value	$25.08

As of March 31, 2014, there were 384,871 unvested options with a weighted average grant date fair value of $25.08 based on the Black-Scholes model. As of March 31, 2014, approximately $7.5 million of total unrecognized compensation expense related to unvested share-based compensation granted under the Company’s plans. That cost is expected to be recognized over a weighted-average period of 3.9 years.

Share-based compensation expenses included in the Company’s Statements of Operations were:

Three Months Ended March 31, 2014
U.S. dollars
Research and development	$38,596
Sales and Marketing	(10,418)
General and administrative	227,775
Total share-based compensation expense	$255,953

NOTE 6 - TAXES ON INCOME:

The income of the Cyvera Ltd. is taxed at the regular rate. On July 14, 2009 the Economic Rationalization Law (Legislation Amendments for the Implementation of the Economic Plan for the years 2009 and 2010), 2009 (hereinafter - the "Amendment 2009"), was passed in the Knesset. This law determined, inter alia a further gradual reduction of the corporate tax rate as from 2011, as follows: 2011 - 24%, 2012 - 23%, 2013 - 22%, 2014 - 21%, 2015 - 20%, 2016 and thereafter - 18%.

On December 6, 2011, the "Tax Burden Distribution Law" Legislation Amendments (2011) (hereinafter - the "2011 amendment") was published in the official gazette. Under this law, the previously approved gradual decrease in corporate tax is discontinued and corporate tax rate will increase to 25% as from 2012.

On August 5, 2013, the Law for Change of National Priorities (Legislative Amendments for Achieving the Budgetary Goals for 2013-2014), 2013 (hereinafter - the Law) was published in Reshumot (the Israeli government official gazette), enacting, among other things, raising the corporate tax rate beginning in 2014 and thereafter to 26.5% (instead of 25%). The effect of the abovementioned change on the financial statements is immaterial.

Cyvera Ltd. and the US Subsidiary have not received tax assessments since incorporation.

NOTE 7 - SUBSEQUENT EVENTS:

The Company's management has evaluated subsequent events through June 19, 2014, which is the date the financial statements were available to be issued. See note 5a in respect of the Company's acquisition on April 9, 2014.